            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-43876, Form S-8 No. 333-77245 and Form S-8 No. 333-28869)
pertaining to the Eaton Personal Investment Plan of Eaton Corporation of our report dated June 4, 2004, with respect to the financial statements and schedule of the Eaton Personal Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
June 25, 2004